Exhibit 99.1

Travis Hess to Join BigCommerce as Company President

Former Accenture ecommerce leader brings expertise in solution selling, services, implementation and ecosystem partnerships to drive go-to-market transformation and operations

AUSTIN, Texas — May 6, 2024 — BigCommerce (Nasdaq: BIGC), an open SaaS, composable ecommerce platform for fast-growing and established B2C and B2B brands and retailers, today announced the company has hired veteran ecommerce and technology industry leader Travis Hess as its president.

Hess will serve as BigCommerce’s go-to-market leader to drive top-line growth and profitability. He will lead BigCommerce’s global strategic and operational expansion with full responsibility for the operations that market, sell and service the company’s ecommerce platform, professional services and agency partner relationships.

“Having spent nearly two decades in the enterprise ecommerce ecosystem, I've long admired BigCommerce's open platform and product strategy,” noted Hess. “I'm genuinely thrilled to contribute to our differentiation, capture market share and establish ourselves as the frontrunner in the upcoming era of enterprise ecommerce.”

“Travis is a luminary in ecommerce,” said Brent Bellm, CEO at BigCommerce. “He joins BigCommerce with unrivaled ecommerce experience across the entire ecosystem. He has deep knowledge of every platform’s capabilities and vulnerabilities, and he believes BigCommerce is the best enterprise platform on the market. We’re thrilled to welcome him to our leadership team here in Austin.”

Hess is an ecommerce industry veteran with more than 15 years of senior leadership positions across several top commerce agencies and consultancies. He served on partner advisory boards for Shopify, Klaviyo, SAP/Hybris and Rackspace and was recognized as one the 30 Most Influential in Ecommerce by Signifyd in 2022. He most recently worked at Accenture as a managing director leading their direct-to-consumer commerce offering and go-to-market strategy. He also managed Accenture’s Shopify partnership globally. Previously, he was an executive vice president at The Stable, a leading omnichannel commerce agency that was acquired by Accenture in August 2022. Prior to that, he was the chief commercial officer and then chief executive officer of BVA, one of the most globally recognized DTC and Shopify agencies which was acquired by The Stable in December 2021. Prior to BVA, Hess held numerous senior leadership roles including at LiveArea, a global commerce agency now part of Dentsu/Merkle, where he served as chief revenue officer and general manager, and at Amplifi Commerce.

BigCommerce has also strengthened its sales team with the addition of Thom Armstrong as vice president of Americas enterprise sales. With nearly two decades of experience in commerce, content and payments technology, Armstrong brings a demonstrated ability to lead enterprise sales teams and drive significant business growth in highly competitive environments. Armstrong joins BigCommerce from Stylitics, where he was senior vice president of sales and GTM. A perennial award winner for sales excellence, he previously held sales and go-to-market roles at Fast, Amplience, Salesforce and Demandware, where he led the company’s expansion into enterprise commerce and built high-achieving teams as vice president of sales.

“Over the past five years, I've had the pleasure of being a technology partner with BigCommerce,” Armstrong said. “There’s something special about the DNA of BigCommerce, and I'm excited to bring my strategic insight, leadership and positive energy to drive the next phase of BigCommerce’s growth in enterprise sales in the Americas.”

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or BigCommerce’s future financial or operating performance. For example, statements regarding the officer appointment are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “goal,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to the officer appointment, including disruptions and uncertainties related thereto, the ability of an appointee to have the desired level of experience and expertise, the potential impact on BigCommerce’s business and future strategic direction resulting from the appointment, and BigCommerce’s ability to retain key members of senior management, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and

Exhibit 99.1

Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024 and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management's good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading open SaaS and composable ecommerce platform that empowers brands and retailers of all sizes to build, innovate and grow their businesses online. BigCommerce provides its customers sophisticated enterprise-grade functionality, customization and performance with simplicity and ease-of-use. Tens of thousands of B2C and B2B companies across 150 countries and numerous industries rely on BigCommerce, including Burrow, Coldwater Creek, Francesca’s, Harvey Nichols, King Arthur Baking Co., MKM Building Supplies, United Aqua Group and Uplift Desk. For more information, please visit www.bigcommerce.com or follow us on X, LinkedIn, Instagram and Facebook.

BigCommerce® is a registered trademark of BigCommerce Pty. Ltd. Third-party trademarks and service marks are the property of their respective owners.

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Media Contact:
Brad Hem
pr@bigcommerce.com